UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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McEwen Mining Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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McEWEN MINING INC.

SUPPLEMENT TO PROXY STATEMENT DATED MARCH 22, 2012

This proxy statement supplement (“Supplement”) dated April 30, 2012 supplements and amends the proxy statement dated March 22, 2012 of McEwen Mining Inc. (“we,” “our,” “us,” “McEwen Mining” or the “Company”) furnished to you over the internet in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on Thursday, May 17, 2012 at 4:00 p.m. Eastern Time at The Ritz-Carlton, Wellington Ballroom, 181 Wellington Street West, Toronto, Ontario, Canada, or any adjournment or postponement of the meeting.  This supplement is being made available to shareholders on May 1, 2012.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THIS SUPPLEMENT CAREFULLY BEFORE DECIDING HOW TO VOTE.  The Board unanimously recommends that the shareholders vote FOR each of the individuals nominated to be a director of the Company and FOR the ratification of appointment of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2012.

Only holders of record of our common stock, the holder of the Series A Special Voting Preferred Stock and the holder of the Series B Special Voting Preferred Stock as of March 21, 2012 are entitled to notice of and to vote at the meeting.  For information on submission of proxies, revocation of proxies or voting in person at the annual meeting, please see the cover of the proxy statement.

Our Directors

On April 18, 2012, Simon Quick was appointed as Vice President — Projects of McEwen Mining.  Simon Quick is the son of Dr. Donald Quick, who is a director of our Company.  Dr. Quick joined the Board of the Company on January 24, 2012 and formerly served as a director of Minera Andes Inc. until the Company acquired that entity.  Dr. Quick abstained from any participation in the nomination or appointment of Simon Quick as an executive officer.  As a result of the appointment of  Simon Quick as an executive officer, our Board of Directors has determined that Dr. Quick is no longer independent as defined under the rules of the New York Stock Exchange as published in the Listed Company Manual (“NYSE Rules”).

Because applicable NYSE Rules require that each member of the Compensation Committee and the Nominating and Corporate Governance Committee of our Board of Directors be independent as defined therein, Dr. Quick is no longer eligible to serve on either Committee and has consequently resigned from the same.  It is anticipated that the Board will determine whether to appoint a replacement for the foregoing committees at its annual Board meeting to be held in conjunction with the annual meeting of shareholders.

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